UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 23, 2013

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On April 24, 2013, SJW Corp. (the “Company”) announced its financial results for the quarter ended March 31, 2013. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On April 23, 2013, the Executive Compensation Committee of the Board of Directors of the Company authorized a fully vested award of 5,748 shares of common stock for W. Richard Roth in recognition of his role in obtaining final and non-appealable permits from the Gonzales County Underground Water Conservation District for the drilling, production and transportation of groundwater.  Such permits were issued to Texas Water Alliance Limited, the Company's wholly-owned subsidiary. A portion of the shares were withheld by the Company to satisfy applicable withholding taxes.

On April 24, 2013, the shareholders of the Company approved the Company's Amended and Restated Executive Officer Short-Term Incentive Plan. Such plan allows the Company in its discretion to implement one or more cash bonus programs for the Company's executive officers and other eligible individuals tied to the achievement of specific goals based on financial and/or non-financial performance metrics. The amendments to the Executive Officer Short-Term Incentive Plan effect the following modifications to the plan:
1.Expand and re-confirm both the list of criteria that may be utilized in the formulation of the specific performance goals for bonus entitlement under the plan and the list of permissible adjustments that may be made to those criteria in assessing performance goal attainment;
2.Expand the class of individuals eligible for participation in the plan;
3.Extend the maximum length of any performance period implemented under the plan to 60 months; and
4.Increase the maximum dollar amount payable per participant for performance periods in excess of 36 months.
The Amended and Restated Executive Officer Short-Term Incentive Plan will be in effect for any awards made under the plan for performance periods beginning after April 24, 2013, the date of the annual shareholder meeting. The principal terms and provisions of the Amended and Restated Executive Officer Short-Term Incentive Plan are more fully set forth in the plan document attached as Exhibit 10.1 to the Proxy Statement filed by the Company with the Securities and Exchange Commission (“SEC”) on March 6, 2013.

On April 24, 2013, the shareholders of the Company also approved the Company's Amended and Restated Long-Term Incentive Plan (“LTIP”) under which equity awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock-based awards may be made to the Company's executive officers and other eligible individuals. The amendments to the LTIP effect the following modifications to the plan:
1.Expand and re-confirm both the list of criteria that may be utilized in the formulation of the specific performance goals to which the vesting of performance-based awards under the LTIP may be tied and the list of permissible adjustments that may be made to those criteria in assessing performance goal attainment;
2.Clarify the treatment of performance-vesting awards in connection with a change in control transaction;
3.Impose a limitation on the maximum number of shares of common stock that may be issued under the LTIP pursuant to tax-favored incentive stock options;
4.Specify the minimum vesting requirements for awards made to the non-employee Board members; and
5.Extend the term of the LTIP until April 23, 2023.

The principal terms and provisions of the Amended and Restated Long-Term Incentive Plan are more fully set forth in the plan document attached as Exhibit 10.2 to the Proxy Statement filed by the Company with the SEC on March 6, 2013.

Item 5.07:	Submission of Matters to a Vote of Security Holders.

At the Company's 2013 annual meeting of shareholders held on April 24, 2013, (i) the eight individuals listed below were elected to the Board of Directors, (ii) the Amended and Restated Executive Officer Short-Term Incentive Plan was approved, (iii) the Amended and Restated Long-Term Incentive Plan was approved, and (iv) the appointment of KPMG LLP as the independent registered public accounting firm for 2013 was ratified, each by the votes set forth below:

Proposal 1:	Election of Directors:

Name of Director	In Favor	Withheld	Broker Non-Votes
Katharine Armstrong	14,351,078	195,995	3,081,521
Walter J. Bishop	14,467,763	79,310	3,081,521
Mark L. Cali	14,342,866	204,207	3,081,521
Douglas R. King	14,348,681	198,392	3,081,521
Ronald B. Moskovitz	14,355,755	191,318	3,081,521
George E. Moss	14,460,254	86,819	3,081,521
W. Richard Roth	14,234,746	312,327	3,081,521
Robert A. Van Valer	14,460,939	86,134	3,081,521

Proposal 2:	Approval of Amended and Restated Executive Officer Short-Term Incentive Plan:

In Favor	Against	Abstain	Broker Non-Votes
14,108,887	295,472	142,714	3,081,521

Proposal 3:	Approval of Amended and Restated Long-Term Incentive Plan:

In Favor	Against	Abstain	Broker Non-Votes
12,215,833	2,132,780	198,460	3,081,521

Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm:

In Favor	Against	Abstain	Broker Non-Votes
17,520,875	66,499	41,220	—

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 24, 2013 announcing the 2013 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 24, 2013	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 24, 2013 announcing the 2013 First Quarter Financial Results.